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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8, File Nos. 33-98298, 33-54268, and 333-32855 pertaining to the Stock Option and Incentive Plans of First Federal Capital Corp. and Form S-3, File No. 333-110382) of our report dated February 23, 2004, with respect to the consolidated financial statements of First Federal Capital Corp. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.


/s/ Deloitte & Touche LLP
March 11, 2004
Milwaukee, Wisconsin

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